Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1 pertaining to 100,160 shares of iGenii, Inc. common stock of our report dated July 1, 2008 on the financial statements of iGenii, Inc. for the period February 22, 2008 (inception) to March 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/Morgenstern, Svoboda & Baer, CPA’S, P.C.
MORGENSTERN, SVOBODA & BAER, CPA’S, P.C.

New York, New York
August 12, 2008